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                                     EXHIBIT 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the inclusion in Pre-Effective Amendment No. 2 to Form S-1 Registration Statement (No. 333-56583) of Republic Bancorp, Inc. of our report dated January 30, 1998 on the 1997 and 1996 consolidated financial statements of Republic Bancorp, Inc. We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP



Louisville, Kentucky
July 17, 1998